BANGKOK METROPOLITAN BANK PUBLIC COMPANY LIMITED

                                                               L/G No. L 41-0999
                               Letter of Guarantee

                                                                 9 December 1998


We, Bangkok Metropolitan Bank Public Company Limited, with offices at 2 Chaloem Khet 4 Road, Thepsirin Sub-district, Pom Prap Sattru Phai District, Bangkok Metropolis, issue this Letter of Guarantee to the Airports Authority of Thailand, as follows :

1. Whereas King Power Duty Free Co., Ltd. has received a permission for operating business of selling duty free merchandize at the Bangkok International Airport and the regional airports, according to the Contract No. 6-04/2539 dated 6 March 1996 entered with the Airports Authority of Thailand, and a Letter of Guarantee is required as performance guarantee for an amount of Baht 175,478,009.30 (One Hundred Seventy-Five Million Four Hundred Seventy-Eight Thousand and Nine Baht Thirty Satang).

2. By means of this letter, Bangkok Metropolitan Bank Public Company Limited, guarantee that if King Power Duty Free Co., Ltd. fails to comply with the contract or is in breach of any clause of the said contract, thereby the Airports Authority of Thailand is entitled to impose fines to and/or claim for indemnity from King Power Duty Free Co., Ltd., Bangkok Metropolitan Bank Public Company Limited shall pay an amount not exceeding Baht 175,478,009.30 (One Hundred Seventy-Five Million Four Hundred Seventy-Eight Thousand and Nine Baht Thirty Satang) to the Airports Authority of Thailand on behalf of King Power Duty Free Co., Ltd.

This Letter of Guarantee is valid from 1 January 1999 to 31 December 1999, after which Bangkok Metropolitan Bank Public Company Limited shall be relieved from the responsibility or obligation as indicated herein. As evidence of this guarantee, Bangkok Metropolitan Bank Public Company Limited hereunder sign our names in the presence of witnesses.

              For Bangkok Metropolitan Bank Public Company Limited

  - signed -               Guarantor      - signed -               Guarantor
 (Mr. Somchai Lertbanpong)               (Mr. Pongcharoen Sanguansak)
  Senior Vice President                   Director, Debt and Security Department

  - signed -               Witness        - signed -               Witness
 (Miss Suwaree Sinthuputhikun)           (Mr. Prapat Ungcharoen)